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                                                                 Exhibit 23.2
                                CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this registration statement of Xyvision, Inc. on Form S-8 of our report dated June 28, 1996, which report disclaims an opinion on the consolidated financial statements of Xyvision, Inc., as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995 and 1994, due to uncertainties related to the Company's ability to continue as a going concern, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.
Coopers & Lybrand L.L.P.
Boston, Massachusetts
December 16, 1996

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